Exhibit 10.1

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is hereby made and entered into as of the 2nd day of April, 2018 (the “Effective Date”) by and between Liberi Life Sciences Consultancy BV (“Advisor”), represented by Drs. Frans Trouwen, (Heemsteedse Dreef 159, 2101KD Heemstede, The Netherlands) and , Lixte Biotechnology Holdings, Inc. (“COMPANY”) with its principal place of business at 248 Route 25A No. 2, East Setauket, NY 11733, represented by John Kovach M.D.

RECITALS

A. Advisor represents itself as having the ability, experience and resources to provide consulting and advisory services to COMPANY.

B. COMPANY and the Advisor desire to enter into this Agreement for the performance by Advisor of the consulting and advisory services to COMPANY under the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto (collectively, the “Parties”) agree as follows:

1. APPOINTMENT

COMPANY hereby appoints Advisor, and Advisor accepts such appointment, to perform the consulting and advisory services on behalf of COMPANY.

2. SCOPE OF WORKS

2.1 Advisor shall provide the consulting and advisory services as follows (the “Services”):

(i) To introduce products and/or projects listed in Annex 1 (“COMPANY Products/projects”) to pharmaceutical companies in the areas as described in Annex 1; to assist in evaluation, discussion and negotiation of the terms and conditions of any transaction contemplated herein from leads provided by Advisor (“Advisor Leads”); and to assist in managing post-transaction communications with Advisor Leads.

(ii) To find investors.

(iii) To find licensing opportunities for COMPANY Products/projects.

2.2 With regards to providing the Services, Advisor promises to use its best effort as reasonably required by a professional advisor in a same or similar industry.

2.3 Notwithstanding anything to the contrary in this Agreement, Advisor shall have no power or authority, express or implied, to enter into any agreements, understandings, instruments, contracts or proposed transactions on behalf of COMPANY without the prior written consent of COMPANY.

3. COMPENSATION

3.1 COMPANY shall pay a fixed retainer for the services that Advisor will perform hereunder. The fixed (one time only) retainer will be invoiced upfront and will be EURO 15.000,- (fifteen thousand) (excluding VAT) for the services rendered hereunder:

3.2 Additionally, COMPANY will pay Advisor 2.5% of the net payments received by COMPANY from (a) sales of products or licensing activities arising directly and exclusively from Advisor Leads made during the term of Agreement and (b) any investors first introduced to COMPANY and paid to COMPANY during the term of the Agreement.

3.3 All payments are payable within twenty (20) days from the invoice date to Advisor’s designated bank account.

3.4 COMPANY and Advisor shall each be solely responsible for all local taxes payable with respect to any payments received by them under this Agreement.

3.5 The upfront payment does not cover any travelling/hotel costs in case these have to be made. All costs (if applicable) will be pre-approved by COMPANY.

3.6 Advisor will start the assignment once the upfront payment has been received.

4. TERM AND TERMINATION

4.1 This Agreement shall take effect from the Effective Date and remain in full force and effect for a period of twenty four (24) months.

4.2 Notwithstanding the foregoing, in the event either Party is in breach or default of any material term of this Agreement, and said breach or default continues unremedied for a period of thirty (30) days after such party’s receipt of written notice from the other Party specifying the grounds of such breach or default, then in addition to all other rights and remedies at law or in equity, the other Party will have the right to terminate this Agreement immediately upon written notice to the breaching or defaulting party.

5. STATUS OF ADVISOR

Advisor shall act at all times as an independent contractor. Nothing in this Agreement shall be regarded as creating any other relationship between the Parties, and Advisor shall have no authority to bind or act as agent for COMPANY or its employees for any purpose. No employees, staff, or agents of Advisor shall represent themselves to be an employee of COMPANY.

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6. CONFIDENTIALITY

6.1 Advisor agrees not to disclose any proprietary information to third parties or use any proprietary information of COMPANY without the prior written consent of COMPANY. In addition, Advisor shall treat and protect such information in the same manner as it treats its own information of like character, but with not less than reasonable care, and such information must be immediately returned to COMPANY upon termination or expiration of this Agreement.

6.2 Advisor understands and agrees that its breach or threatened breach of this Article 6 will cause irreparable injury to COMPANY and that monetary damages alone will not provide an adequate remedy for such breach or threatened breach. The Parties hereby agree that, in the event of such a breach or threatened breach, the non-breaching party will be also entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance. The Parties’ rights under this Article 6 are cumulative, and a party’s exercise of one right shall not waive the party’s right to assert any other legal remedy.

6.3 The provisions of this Article 6 shall survive the termination or expiration of this Agreement.

7. GENERAL PROVISIONS

7.1 Timing and Delivery. Time is of essence. Advisor shall exercise commercially reasonable efforts to provide the Services for COMPANY in timely manner.

7.2 Notice. All notices which either party is required or may desire to give the other party herein shall be sufficiently given if delivered in person or sent by registered or certified mail, or by prepaid overnight courier, addressed as follows:

To COMPANY at:

248 Route 25A, No. 2, East Setauket, NY 11733

Attention: John Kovach

To Advisor at:

Heemsteedse Dreef 159,

2101 KD Heemstede,

The Netherlands

Attention: Frans Trouwen

7.3 Entire Agreement. This Agreement constitutes the entire agreement between the Parties and any prior understanding or representation of any kind preceding the date of this Agreement shall not be biding upon either party except to the extent incorporated in this Agreement.

7.4 Modification. No modification or amendment of this Agreement shall be valid unless it is written and signed by the party against whom the same is sought to be enforced. Notwithstanding the foregoing, COMPANY reserves right to modify the extent and content of the Services when desired or necessary and Advisor shall not unreasonably withhold or delay its consent to such modification.

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7.5 Assignment. Advisor may not assign any of its rights or duties under this Agreement without the prior written consent of COMPANY.

7.6 Force Majeure. The obligations of the Parties under this Agreement shall be suspended if the performance of the obligation is hindered by strikes, lockouts, war, acts of God, fires, storms, floods, epidemic, accidents, governmental regulations, or the other cause whatsoever beyond a party’s reasonable control (the “Force Majeure Event”). If a Force Majeure Event has prevented and continues to prevent implementation of this Agreement for a continuous period of more than six (6) months, such Force Majeure Event shall be a ground for termination of this Agreement.

7.7 Governing Law; Jurisdiction. This Agreement shall be governed in accordance with the laws of England & Wales.

7.8 Attorney’s Fees. In the event that any action or proceeding is brought in connection with this Agreement, the prevailing party shall be entitled to recover its costs and reasonable attorney’s fees.

7.9 Counterparts. This Agreement may be executed in any number of counterparts and each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in duplicate by their duly authorized representatives effective as of the first written date above.

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Liberi Life Sciences Consultancy BV		Lixte Biotechnology Holdings, Inc.

By:	Drs. Frans Trouwen	By:	John Kovach
Title:	Managing Director	Title:	CEO

Annex 1: List COMPANY Products and/or projects and countries

Products/Projects:

LB-100

Countries/Regions:

China, Japan, South Korea

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